Exhibit 99.2

News Release

Omtool Announces New North American Headquarters; The Company Expands into New Offices Located in
Andover, MA, while Maintaining its Focus in the Document Routing Industry

Andover, MA, April 17 , 2006 – Omtool, Ltd. (NASDAQ: OMTL), a leading provider of document routing products and services, today announced it has opened its new North American headquarters at 6 Riverside Drive in Andover, MA. The new technologically updated facility provides a more progressive environment in which the Company can continue to focus on the document routing market. Omtool has leased nearly 40,000 square feet in Andover compared to the previous 30,000 square foot North American headquarters in Salem, NH, where its lease expires at the end of April 2006.

Since it was founded in 1991, Omtool has offered device-independent, enterprise-class products used by global organizations whose business processes frequently include paper-based documents and/or stringent compliance requirements that encompass secure handling, storage, integration, and tracking of a variety of documents.

“Establishing Massachusetts as our North American headquarters places us at the center of one of the largest technology hubs in the United States,” said Robert Voelk, chairman, chief executive officer, and president of Omtool. “We look forward to strengthening our presence and reputation in the Boston area and extending the reach of our AccuRoute product line. Our new Massachusetts location also allows us to prepare for future growth and be closer in proximity to our local clients.”

AccuRoute(R), Omtool’s flagship document capture, process and distribution platform, makes it easy to centralize valuable company information and distribute it to multiple systems simultaneously. Announced in January 2006, AccuRoute 2.1 allows users to work from either their desktop or MFD panel helping them save time and remain productive as they integrate paper into the electronic business workflow and handle mixed-mode (paper and electronic) documents though the course of their daily processes. In addition, users are able to simultaneously distribute documents to multiple systems or recipients in multiple formats with a single action.

About Omtool Ltd.

Omtool, Ltd. is a leading provider of document routing products and services that enable organizations to manage the capture, process and the delivery into electronic information systems of “mixed-mode” documents containing both paper and electronic documents. Omtool’s enterprise-level products are used by organizations worldwide whose business processes frequently include paper-based documents and/or stringent compliance requirements that include secure handling, storage, integration and tracking of a variety of documents into corporate systems. Omtool’s flagship product, AccuRoute, is a document capture, conversion and distribution platform that makes it easy to centralize valuable company information and distribute it to multiple systems simultaneously, all from users’ desktops. Based in Andover, MA., with offices in the United Kingdom, Omtool can be contacted at 800-886-7845 or www.omtool.com.

This press release may contain forward-looking statements, including statements regarding Omtool’s future financial and operating performance; customer interest in and acceptance of Omtool’s products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management. These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with Omtool’s business, including introduction of new product offerings, concentration of all products in the electronic document exchange market, focus on specific vertical markets; Omtool’s strategic focus on new vertical markets; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.

CONTACT:
Karen Cummings
978-327-5707
kcummings@omtool.com or
Blanc & Otus PR
Elizabeth Yekhtikian,
617-451-6102, ext. 220
eyekhtikian@blancandotus.com